SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2006
THE SPORTSMAN’S GUIDE, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-15767	41-1293081

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

411 Farwell Avenue, South St. Paul, Minnesota		55075

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (651) 451-3030
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.03 Material Modification to Rights of Security Holders.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Agreement and Plan of Merger
Amendment to Rights Agreement
Employment Agreement - Gregory Binkley
Employment Agreement - Charles B. Lingen
Employment Agreement - John Casler
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
     On May 4, 2006, The Sportsman’s Guide, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VLP Corporation, a Delaware corporation (“VLP”), and Panther Subcorp, Inc., a Minnesota corporation and a wholly owned direct subsidiary of VLP (“Subcorp”). VLP is a wholly owned subsidiary of Redcats USA, Inc., a Delaware corporation.
     Pursuant to the terms of the Merger Agreement, Subcorp will be merged with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of VLP (the “Merger”). At the effective time of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of the Company, other than any shares held by shareholders who perfect their rights as dissenting shareholders under the Minnesota Business Corporation Act, will be converted into the right to receive $31.00 in cash. In addition, each outstanding option to purchase shares of the Company’s common stock granted pursuant to the Company’s stock incentive plans will be cancelled and the holder of the option will be entitled to receive an amount in cash equal to the amount, if any, by which $31.00 exceeds the exercise price of the option.
     Completion of the Merger is subject to customary closing conditions, including (i) approval of the Company’s shareholders, (ii) expiration or termination of the Hart-Scott-Rodino waiting period and (iii) the absence of any law or order prohibiting or enjoining completion of the Merger. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) the accuracy of the representations and warranties of the other party and (ii) material compliance of the other party with its covenants. The parties currently expect that the Merger will be completed during the third quarter of 2006.
     The Merger Agreement contains customary non-solicitation provisions. The Merger Agreement contains certain termination rights for both parties and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company is required to pay VLP a termination fee of $9,250,000 plus costs.
     The Company’s Board of Directors unanimously approved the Merger Agreement and determined that the Merger Agreement and the Merger are advisable and fair to and in the best interests of the Company’s shareholders. Houlihan Lokey Howard & Zukin Financial Advisors, Inc. rendered a fairness opinion to the Company as to the fairness, from a financial point of view, of the consideration to be received by the Company’s shareholders in the Merger.
     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.

Employment Agreements
     In connection with the Merger Agreement, Gregory R. Binkley, the Company’s President and Chief Executive Officer, Charles B. Lingen, Executive Vice President of Finance and Administration and Chief Financial Officer, and John M. Casler, Executive Vice President of Merchandising, Marketing and Creative Services, entered into new employment agreements with the Company. The new employment agreements will become effective upon consummation of the Merger and are substantially similar to each individual’s existing employment agreement with the Company, except as follows:
•	Mr. Binkley’s and Mr. Casler’s new employment agreements are for a term of three years and automatically renew for additional one year terms, unless notice of non-renewal is given by either party. Mr. Lingen’s new employment agreement is for a fixed term of two years and does not renew.

•	The Company will continue the 2006 bonus plan as it exists prior to the closing. Mr. Binkley will receive approximately 22% of the 2006 bonus pool in accordance with past practice and the Company will allocate the remainder of the pool in a fashion that meets the commitments made to individual employees. Following 2006, annual bonuses will be based upon a business plan agreed upon by Company management and the Board of Directors.

•	The individuals will not receive equity compensation awards following the closing date, but will instead participate in a three-year long-term incentive program (two-year for Mr. Lingen) outlined in the agreement.

•	Upon a termination of employment entitling the individual to continued medical, dental, accident and disability insurance benefits, the Company will continue the individual’s automobile allowance for the same period.

•	The “gross-up” for any exercise tax imposed on any excess parachute payments will apply only to the Merger and not to any future transactions.

•	The Merger is not considered a Substantial Event under the agreements (which would have provided enhanced severance protections and benefits) and the individuals waive the right to assert constructive termination claims arising as a result of the Company no longer being a public company or becoming a subsidiary.
     The foregoing description of the new employment agreements does not purport to be complete and is qualified in its entirety by reference to each individual’s new employment agreement which agreements are filed as Exhibits 10.1, 10.2 and 10.3 to this report and incorporated herein by reference.

Director Compensation
     William T. Sena, Chairman of the Board of the Company, will receive $250,000 for past services, and Gary Olen, co-founder and a director, will receive a $20,000 honorarium for past services, payable following closing of the Merger. All non-employee directors will receive their full annual director and committee chairman fees for 2006.
Additional Information About This Transaction
     In connection with the Merger, the Company will file a proxy statement and may file additional relevant documents with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement (when it becomes available) and other related documents filed with the SEC at the SEC’s website at www.sec.gov. The proxy statement (when it becomes available) and other documents filed with the SEC may also be obtained free of charge by directing a request to The Sportsman’s Guide, Inc., 411 Farwell Avenue, South St. Paul, MN 55075, Attention: Investor Relations.
     The Company and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information regarding the directors and executive officers of the Company is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on March 21, 2006. More detailed information regarding the identity of potential participants, and their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Merger.
Item 3.03 Material Modification to Rights of Security Holders.
     In connection with the Merger Agreement, the Company amended the Rights Agreement dated May 11, 1999 between the Company and Wells Fargo Bank, National Association, as successor to Norwest Bank Minnesota, N.A., as Rights Agent which governs the Company’s Common Stock Purchase Rights. The amendment provides that (i) neither VLP nor any of its affiliates will become an Acquiring Person (as defined in the Rights Agreement) as a result of the execution of the Merger Agreement, (i) no Distribution Date (as defined in the Rights Agreement) will occur as a result of the execution of the Merger Agreement and (iii) the Rights will expire immediately prior to completion of the Merger.
     The foregoing description of the amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the amendment which is filed as Exhibit 4.1 to this report and is incorporated herein by reference.

Item 8.01 Other Events.
     On May 5, 2006, the Company and Redcats USA, Inc. issued a joint press release announcing they had entered into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
2.1	Agreement and Plan of Merger dated as of May 4, 2006 among VLP Corporation, Panther Subcorp, Inc. and The Sportsman’s Guide, Inc.

4.1	Amendment No. 1 dated as of May 4, 2006 to Rights Agreement dated May 11, 1999 between The Sportsman’s Guide, Inc. and Wells Fargo Bank, National Association, as successor to Norwest Bank Minnesota, N.A., as Rights Agent

10.1	Employment Agreement dated May 4, 2006 between The Sportsman’s Guide, Inc. and Gregory Binkley

10.2	Employment Agreement dated May 4, 2006 between The Sportsman’s Guide, Inc. and Charles B. Lingen

10.3	Employment Agreement dated May 4, 2006 between The Sportsman’s Guide, Inc. and John Casler

99.1	Press release dated May 5, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPORTSMAN’S GUIDE, INC.
Date: May 8, 2006	By:	/s/ CHARLES B. LINGEN
		Name:	Charles B. Lingen
		Title:	Executive Vice President of Finance and Administration and Chief Financial Officer